Exhibit 99.1

Press Contact:

Courtney Brigham

Spansion Inc.

+1.408.616.5056

courtney.brigham@spansion.com

Investor Relations:

Randy Furr

Spansion Inc.

+1.408.616.3682

Spansion Inc. Reports Fourth Quarter 2009 Results

Company Posts Second Consecutive Profitable Quarter

SUNNYVALE, Calif., January 15, 2010 — Spansion Inc. today announced operating results for its fourth quarter and fiscal year ended December 27, 2009. Spansion reported fourth quarter of 2009 net sales of $307.1 million and its second consecutive profitable quarter with net income on a U.S. GAAP basis of $4.3 million, or diluted net income per share of $0.02. Operating income for the quarter was $20.7 million and U.S. GAAP gross and operating margins were 33.1% and 6.7%, respectively.

U.S. GAAP Comparison

	Q4 2009	Q3 2009	Q4 2008
Net sales	$307.1 million	$327.6 million	$468.0 million
Net income (loss)	$4.3 million	$1.5 million	$(2,076.9 million )
Diluted net income (loss) per share	$0.02	$0.01	$(12.90)
Operating income (loss)	$20.7 million	$20.0 million	$(2,007.3 million )
Gross margin	33.1%	28.3%	(43.1)%
Operating margin	6.7%	6.1%	(429.0)%

“Spansion’s core markets showed strength this quarter and helped the company easily surpass our expectations for revenue in 2009,” said John Kispert, Spansion president and CEO. “With our restructuring and reorganization activities largely behind us, we look forward to continued strong results in 2010.”

Non-GAAP net income for the fourth quarter of 2009, excluding restructuring, reorganization, and other special charges and credits, was $29.8 million, or net income per share of $0.17. Reconciliation between U.S. GAAP operating results and non-GAAP operating results is provided following the financial statements in this release.

Non-GAAP Comparison

	Q4 2009	Q3 2009	Q4 2008
Net income (loss)	$29.8 million	$17.6 million	$(433.0 million	)
Diluted net income (loss) per share	$0.17	$0.10	$(2.69)

The company increased its cash position by over $61 million and ended the fourth quarter of 2009 with $324.9 million in cash, compared to $263.6 million at the end of the third quarter of fiscal 2009 and $116.4 million at the end of the fourth quarter of 2008.

“The continued margin improvement on lower net sales is a result of Spansion’s strategy to focus on embedded and targeted wireless applications,” said Randy Furr, Spansion CFO. “The company’s sound financial management, including operational expense control and working capital management, helped increase the cash position over $225 million since first quarter 2009, resulting in approximately $325 million of cash and equivalents at year-end.”

Restructuring

Spansion’s second amended disclosure statement and its plan of reorganization were approved by the U.S. Bankruptcy Court on December 22, 2009. A confirmation hearing for the plan of reorganization is scheduled for February 11, 2010.

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 27, 2009, the company may settle, in connection with the company’s Chapter 11 bankruptcy proceedings, pre-petition claims of creditors. Consequently, the company may be required, in accordance with U.S. GAAP, to record adjustments related to any such settlement of pre-petition claims. These adjustments may change reorganization items and net income presented in the statement of operations, and liabilities subject to compromise presented in the balance sheet. As a result, there could be a material change to the statement of operations and balance sheet reported in this release.

Spansion Japan

On March 3, 2009, Spansion Japan Limited commenced corporate reorganization proceedings under the Japanese Corporate Reorganization Law (Kaisha Kosei Ho) in the Tokyo District Court. As a result, and in accordance with U.S. GAAP, the financial results of Spansion Japan Limited are not included in the consolidated financial results of Spansion Inc. after March 3, 2009. On January 8, 2010, the company announced that it reached verbal agreements in principle with its former subsidiary, Spansion Japan, to acquire Spansion Japan’s distribution business and to obtain foundry services, including wafer and sort services, from Spansion Japan. Additional details can be read in Spansion’s 8-K filing on January 11, 2010, which can be accessed at http://investor.spansion.com.

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, the company’s financial results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than the non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.

About Spansion

Spansion (Pink Sheets: SPSNQ) is a leading Flash memory solutions provider dedicated to enabling, storing and protecting digital content in automotive, consumer electronics, networking and wireless applications. Spansion is focused exclusively on designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, EcoRAM™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to: manage costs; achieve adequate liquidity; complete the chapter 11 reorganization process; execute on its new strategic focus; reach a sustainable business model; survive as a stand-alone entity; reach operational efficiency; and reach and sustain profitability. The risks and uncertainties related to the chapter 11 cases include: the company’s ability to finalize, execute and obtain necessary court approvals for the definitive agreements with Spansion Japan regarding the sale of the distribution business and foundry services; depend on Spansion Japan for wafer production and distribution of products in Japan, due to actions taken by either (i) Spansion Japan (at the direction of the Spansion Japan trustee or pursuant to orders of the Japanese court in the Spansion Japan corporate reorganization proceeding or otherwise) or (ii) the company or Spansion LLC (pursuant to the orders of the U.S. Bankruptcy Court or otherwise); the company’s ability to transfer wafer production capacity to another location or to a third-party foundry, or to find alternative methods of distributing and selling its products in the event that Spansion Japan is not successful or has difficulties in reorganizing; any other actions or orders taken by the U.S. Bankruptcy Court that may impact the company’s operations; any negative impacts on the company’s business, results of operations, financial position or cash management arrangements; the inability to freely deploy cash resources throughout the company’s various geographical locations as all or part of the total worldwide cash may not be available in either the United States or for working capital as a result of limitations inherent in the chapter 11 cases in the United States or Spansion Japan’s corporate reorganization proceeding or as a result of various restrictions in certain geographies; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of the company to obtain the U.S. Bankruptcy Court orders substantially on the terms applied for; the failure of the company to obtain the requisite approvals of affected creditors or the courts for the proposed plan or reorganization, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by the U.S. Bankruptcy Court, leading to the likely liquidation of the company’s assets; and that following the approval of the proposed plan of reorganization, the company’s outstanding common stock will be cancelled. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s most recent Annual Report on Form 10-K for and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	Dec. 27 2009	Sep. 27 2009	Dec. 28 2008	Dec. 27 2009	Dec. 28 2008*
Net sales	$307,146	$327,578	$467,951	$1,410,653	$2,281,803
Cost of sales	205,504	234,952	669,691	1,103,757	2,193,345

Gross margin	101,642	92,626	(201,740)	306,896	88,458

Research and development	25,533	28,281	96,339	136,449	431,808
Sales, general and administrative	41,661	36,820	56,756	216,298	253,878
Acquisition related in-process research and development	—	—	—	—	10,800
Restructuring charges	1,206	7,492	(138)	46,852	11,161
Asset impairment charges	12,538	—	1,652,622	12,538	1,652,622

Operating income (loss)	20,704	20,033	(2,007,319)	(105,241)	(2,271,811)
Interest and other income (expense), net	1,110	532	12,371	4,038	5,200
Interest expense	(8,099)	(9,199)	(26,287)	(50,976)	(105,536)
Gain on deconsolidation of subsidiary	—	—	—	30,100	—

Income (loss) before reorganization items and income taxes	13,715	11,366	(2,021,235)	(122,079)	(2,372,147)
Reorganization items	(9,736)	(9,348)	—	(391,383)	—

Income (loss) before income taxes	3,979	2,018	(2,021,235)	(513,462)	(2,372,147)
Benefit (provision) for income taxes	350	(518)	(55,670)	(597)	(62,865)

Net income (loss)	$4,329	$1,500	$(2,076,905)	$(514,059)	$(2,435,012)

Net income (loss) per common share

Basic	$0.03	$0.01	$(12.90)	$(3.18)	$(15.69)
Diluted	$0.02	$0.01	$(12.90)	$(3.18)	$(15.69)

Shares used in per share calculation

- Basic	162,239	162,090	161,000	161,847	155,162
- Diluted	174,139	173,925	161,000	161,847	155,162

*	The Statement of Operations for the year ended December 28, 2008 is derived from the December 30, 2008 audited financial statements of Spansion Inc. and has been adjusted to reflect the change in accounting for the Company’s Exchangeable Senior Subordinated Debentures.

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	Dec. 27 2009	Dec. 28 2008*
Assets

Current assets:
Cash and cash equivalents	$324,903	$116,387
Auction rate securities	100,335	—
Accounts receivable	129,174	139,888
Accounts receivable from related party	366,602	117,575
Allowance for doubtful accounts	(56,408)	(8,106)
Inventories	141,723	379,157
Deferred income taxes	13,332	3,213
Prepaid expenses and other current assets	49,533	35,225

Total current assets	1,069,194	783,339

Property, plant and equipment, net	322,710	795,030
Auction rate securities	—	94,014
Other assets	46,073	101,489

Total Assets	$1,437,977	$1,773,872

Liabilities and Stockholders’ Deficit

Current liabilities:
Note payable to banks under revolving loans	$—	$105,687
Short term note	64,149	—
Accounts payable and accrued liabilities	146,140	554,787
Accounts payable and accrued liabilities to related party	221,211	79,684
Accrued compensation and benefits	21,630	60,412
Income taxes payable	83	3,972
Deferred income	62,958	35,285
Current portion of long-term debt	—	1,126,849

Total current liabilities	516,171	1,966,676
Deferred income taxes	13,405	3,267
Long-term debt, less current portion	—	210,246
Other long-term liabilities	9,825	44,330

Liabilities subject to compromise	1,756,269	—

Stockholders’ deficit	(857,693)	(450,647)

Total liabilities and stockholders’ deficit	$1,437,977	$1,773,872

*	The Balance Sheet as of December 28, 2008 has been adjusted to reflect the change in accounting for the Company’s Exchangeable Senior Subordinated Debentures.

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended December 27 2009	YTD December 27 2009
Cash Flows from Operating Activities:
Net income (loss)	$4,329	$(514,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization, and in-process research and development write-off	29,620	169,908
Asset impairment charges	14,045	14,045
Provision for deferred income taxes	6	18
Provision for doubtful accounts	578	19,055
Net loss on sale and disposal of property, plant, and equipment	1,448	76
Compensation recognized under employee stock plans	1,976	12,419
Gain on deconsolidation of subsidiary	—	(30,100)
Gain on sale of Suzhou plant	(3,885)	(4,669)
Loss from write-off of rejected capital leases and various licenses	—	3,090

Changes in operating assets and liabilities, net of effects of deconsolidation of subsidiary:
Increase in accounts receivable and other receivables	(66,724)	(247,576)
(Increase) decrease in inventories	(4,527)	180,569
(Increase) decrease in prepaid expenses and other current assets	660	(10,448)
(Increase) decrease in other assets	2,833	(5,165)
Increase in accounts payable, accrued liabilities and accrued compensation	72,069	629,431
Decrease in income taxes payable	(381)	(2,708)
Increase in deferred income	6,663	22,663

Net cash provided by operating activities	58,710	236,549

Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	3,507	4,352
Purchases of property, plant and equipment	(14,066)	(29,713)
Loan made to an investee	—	(5,263)
Cash proceeds from PTI due to sale of Suzhou plant	15,539	15,539
Proceeds from redemption of ARS	4,150	14,775
Cash decrease due to deconsolidation of subsidiary	—	(52,092)
Cash decreases due to the sale of Suzhou plant	—	(10,431)

Net cash provided (used) by investing activities	9,130	(62,833)

Cash Flows from Financing Activities:
Proceeds from borrowings, net of issuance costs	—	117,758
Payments on debt and capital lease obligations	(6,491)	(79,863)

Net cash (used) provided by financing activities	(6,491)	37,895

Effect of exchange rate changes on cash and cash equivalents	—	(3,095)

Net increase in cash and cash equivalents	61,349	208,516
Cash and cash equivalents at the beginning of period	263,554	116,387

Cash and cash equivalents at end of period	$324,903	$324,903

Spansion Inc.

Debtor-in-Possession

CONDENSED CONSOLIDATED SUPPLEMENTAL INFORMATION (UNAUDITED)

(In thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to NON-GAAP Net Income (Loss)

	Quarter Ended
	December 27 2009	September 27 2009	December 28 2008
GAAP net income (loss)	$4,329	$1,500	$(2,076,905)

Acquisition-related charges	79	79	2,676
Restructuring charges	5,091	7,492	(138)
Reorganization charges	9,736	9,348	—
Impairment charges	14,431	—	1,652,622
Gain on divestiture	(3,885)	(784)	—
Impairment of marketable securities	—	—	(11,248)

Non-GAAP net income (loss)	$29,781	$17,635	$(432,993)

Non-GAAP net income (loss) per diluted share	$0.17	$0.10	$(2.69)
Shares used in diluted shares calculation	174,139	173,925	161,000

Spansion Inc.

Debtor-in-Possession

SELECT ITEMS IN THE FINANCIALS (UNAUDITED)

(In thousands)

	Quarter Ended
	December 27 2009	September 27 2009	December 28 2008
Interest expense (income)	$6,988	$8,667	$13,916
Benefit (provision) for income taxes	(350)	518	55,670
Depreciation in cost of sales, R&D and SG&A	27,853	31,032	160,901
Depreciation in restructuring charges	1,689	2,328	—
Impairment charges	14,431	—	1,652,622
Amortization	79	79	2,676

SOURCE Spansion Inc.

http://www.spansion.com